EXHIBIT 99.1

200 PEACH STREET
EL DORADO, AR 71730

Murphy USA Inc. Announces Launch of Notes Offering

EL DORADO, Arkansas, September 4, 2019 – Murphy USA Inc. (“Murphy USA”) (NYSE: MUSA) announced today the planned offering of $500 million aggregate principal amount of senior notes due 2029 (the “Notes”) by its wholly owned subsidiary, Murphy Oil USA, Inc. (“Murphy Oil USA”), subject to market and other conditions. The Notes will be guaranteed on a senior unsecured basis by Murphy USA and by certain of Murphy USA’s domestic subsidiaries.

Murphy USA intends to use the net proceeds from the offering plus cash on hand to (i) consummate the cash tender offer (the “Tender Offer”) announced today for any and all of Murphy Oil USA’s outstanding $500 million aggregate principal amount of 6.000% Senior Notes due 2023 (the “2023 Notes”), which is scheduled to expire at 5:00 p.m., New York City time, on September 10, 2019, unless extended or earlier terminated by Murphy Oil USA, (ii) to redeem any 2023 Notes that remain outstanding after the consummation of the Tender Offer, and (iii) to pay any related premiums, penalties, fees and expenses in connection with the foregoing.

J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Stephens Inc. are acting as joint book-running managers for the offering. The offering is being made under an automatic shelf registration statement on Form S-3 (Registration No. 333-233572) filed by Murphy USA with the Securities and Exchange Commission (the “SEC”) and only by means of a prospectus supplement and accompanying prospectus. Before investing, you should read the prospectus supplement and accompanying prospectus and other documents Murphy USA has filed with the SEC for more complete information about Murphy Oil USA and this offering. An investor may obtain free copies of the prospectus supplement and accompanying prospectus by visiting EDGAR on the SEC website, www.sec.gov, or by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, this press release does not constitute an offer to purchase or the solicitation of an offer to sell the 2023 Notes.

About Murphy USA

Murphy USA (NYSE:MUSA) is a leading retailer of gasoline and convenience merchandise with more than 1,473 stations located primarily in the Southwest, Southeast and Midwest United States. The company and its team of nearly 10,000 employees serve an estimated 1.7 million customers each day through its network of retail gasoline stations in 26 states. The majority of Murphy USA's sites are located in close proximity to Walmart stores. The company also markets gasoline and other products at standalone stores under the Murphy Express brand. Murphy USA ranks 257 among Fortune 500 companies.

Forward-Looking Statements

Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; changes in interest rates; risks related to the offering of the Notes and the Tender Offer, including the risk that the Notes offering and the Tender Offer are not consummated on anticipated terms, if at all; and any other factors set forth under the caption “Risk Factors” in the prospectus supplement relating to the Notes. Our SEC reports, including our Annual Report on Form 10-K for the year ended December 31, 2018, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact:

Christian Pikul – Senior Director of Investor Relations and FP&A
Christian.Pikul@murphyusa.com
Office - 870-875-7683